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                                                                      EXHIBIT 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (No. 2-83692, No. 33-16680, No. 33-51892, No. 33-51894,
No. 33-63832, No. 33-55341, No. 33-60499, No. 333-12531, No. 333-39087 and No.
333-39089) of McDermott International, Inc. and the Registration Statement on Form S-3 (No. 333-69474) of McDermott International, Inc. of our report dated February 22, 2002, except as to the subsequent events described in Note 22 which is as of March 18, 2002, relating to the consolidated financial statements of McDermott International, Inc., which appears in this Form 10-K and our report dated February 22, 2002, except as to the subsequent event described in Note 16 which is as of March 18, 2002 relating to the financial statements of The Babcock & Wilcox Company (Debtor in Possession) which appears as an exhibit in this Form 10-K.


PricewaterhouseCoopers LLP
New Orleans, Louisiana
March 26, 2002